Exhibit 99.1

Western Digital Reports Fiscal Third Quarter 2024 Financial Results

News Summary
•Third quarter revenue was $3.46 billion, up 14% sequentially (QoQ). Cloud revenue increased 45% (QoQ), Client revenue increased 5% (QoQ) and Consumer revenue decreased (13)% (QoQ).
•Third quarter GAAP earnings per share (EPS) was $0.34 and Non-GAAP EPS was $0.63, which includes underutilization-related charges in HDD.
•Expect fiscal fourth quarter 2024 revenue to be in the range of $3.60 billion to $3.80 billion.
•Expect Non-GAAP EPS in the range of $0.90 to $1.20.

SAN JOSE, Calif., — April 25, 2024 — Western Digital Corp. (Nasdaq: WDC) today reported fiscal third quarter 2024 financial results.

“As evidenced by our excellent third quarter results, Western Digital continues improving through-cycle profitability and dampening business cycles by leveraging our strategy of developing a diversified portfolio of industry-leading products across a broad range of end markets,” said David Goeckeler, Western Digital CEO. “We are in the early innings of unlocking the full potential of this company, and as industry supply and demand dynamics continue to improve, we will remain disciplined around our capital spending and focused on driving innovation and efficiency across our businesses. We are confident in our strategy and the actions we have taken to-date, which successfully position us to capitalize on the promising growth prospects that lie ahead.”

Western Digital Reports Fiscal Third Quarter 2024 Financial Results

Q3 2024 Financial Highlights

	GAAP			Non-GAAP

	Q3 2024	Q2 2024	Q/Q	Q3 2024	Q2 2024	Q/Q
Revenue ($M)	$3,457	$3,032	up 14%	$3,457	$3,032	up 14%
Gross Margin	29.0%	16.2%	up 12.8 ppt	29.3%	15.5%	up 13.8 ppt
Operating Expenses ($M)	$728	$702	up 4%	$632	$561	up 13%
Operating Income (Loss) ($M)	$273	$(210)	*	$380	$(91)	*
Diluted Net Income (Loss) Attributable to Common Shareholders ($M)	$113	$(301)	*	$210	$(243)	*
Net Income (Loss) Per Share	$0.34	$(0.93)	*	$0.63	$(0.75)	*
* not a meaningful figure

	GAAP			Non-GAAP

	Q3 2024	Q3 2023	Y/Y	Q3 2024	Q3 2023	Y/Y
Revenue ($M)	$3,457	$2,803	up 23%	$3,457	$2,803	up 23%
Gross Margin	29.0%	10.2%	up 18.8 ppt	29.3%	10.6%	up 18.7 ppt
Operating Expenses ($M)	$728	$758	down 4%	$632	$602	up 5%
Operating Income (Loss) ($M)	$273	$(472)	*	$380	$(304)	*
Diluted Net Income (Loss) Attributable to Common Shareholders ($M)	$113	$(580)	*	$210	($435)	*
Net Income (Loss) Per Share	$0.34	$(1.82)	*	$0.63	$(1.36)	*
* not a meaningful figure

The company had an operating cash inflow of $58 million and ended the quarter with $1.89 billion of total cash and cash equivalents.

Additional details can be found within the company’s earnings presentation, which is accessible online at investor.wdc.com.

Western Digital Reports Fiscal Third Quarter 2024 Financial Results

End Market Summary

Revenue ($M)	Q3 2024	Q2 2024	Q/Q	Q3 2023	Y/Y
Cloud	$1,553	$1,071	up 45%	$1,205	up 29%
Client	1,174	1,122	up 5%	975	up 20%
Consumer	730	839	down 13%	623	up 17%
Total Revenue	$3,457	$3,032	up 14%	$2,803	up 23%

In the fiscal third quarter:

•Cloud represented 45% of total revenue. The growth was primarily attributed to higher nearline shipments and improved nearline per unit pricing with flash revenue up both sequentially and year-over-year.

•Client represented 34% of total revenue. Sequentially, the increase in flash ASP more than offset a decline in flash bit shipments while HDD revenue decreased. The year-over-year increase was driven by growth in both flash and HDD ASPs and flash bit shipments.

•Consumer represented 21% of total revenue. Sequentially, both flash and HDD were down at approximately similar rates and in line with seasonality. The year-over-year increase was driven by growth in flash bit shipments and ASP.

Western Digital Reports Fiscal Third Quarter 2024 Financial Results

Business Outlook for Fiscal Fourth Quarter of 2024

Three Months Ending
June 28, 2024
	GAAP(1)	Non-GAAP(1)
Revenue ($B)	$3.60 - $3.80	$3.60 - $3.80
Gross margin	31.5% - 33.5%	32.0% - 34.0%
Operating expenses ($M)	$770 - $800	$670 - $690
Interest and other expense, net ($M)	~ $105	~ $105
Income tax expense ($M)(2)	N/A	$30 - $40
Diluted earnings per share	N/A	$0.90 - $1.20
Diluted shares outstanding (in millions)	~342	~342

(1) Non-GAAP gross margin guidance excludes amortization of acquired intangible assets and stock-based compensation expense of approximately $10 million to $15 million. The company’s Non-GAAP operating expenses guidance excludes stock-based compensation expense, and expenses related to business separation costs, totaling approximately $100 million to $110 million. In the aggregate, Non-GAAP diluted earnings per share guidance excludes these items totaling approximately $110 million to $125 million. The timing and amount of these charges excluded from Non-GAAP gross margin, Non-GAAP operating expenses, and Non-GAAP diluted earnings per share cannot be further allocated or quantified with certainty. The timing and amount of additional charges the company excludes from its Non-GAAP income tax expense and Non-GAAP diluted earnings per share are dependent on the timing and determination of certain actions and cannot be reasonably predicted. Accordingly, full reconciliations of Non-GAAP gross margin, Non-GAAP operating expenses, Non-GAAP income tax expense and Non-GAAP diluted earnings per share to the most directly comparable GAAP financial measures (GAAP gross profit, GAAP operating expenses, income tax expense and diluted earnings per share, respectively) are not available without unreasonable effort.

(2) Non-GAAP income tax expense is determined based on a percentage of Non-GAAP pre-tax income or loss. Our estimated Non-GAAP tax dollars may differ from our GAAP tax dollars (i) due to differences in the tax treatment of items excluded from our Non-GAAP net income or loss; (ii) the fact that our GAAP income tax expense or benefit recorded in any interim period is based on an estimated forecasted GAAP tax rate for the full year, excluding loss jurisdictions; and (iii) because our GAAP taxes recorded in any interim period are dependent on the timing and determination of certain GAAP operating expenses.

Western Digital Reports Fiscal Third Quarter 2024 Financial Results

Revisions to Prior Period Financial Results
As previously reported, in connection with the preparation of its condensed consolidated financial statements as of and for the three and six months ended December 29, 2023, the company identified certain errors related to the company’s reporting and recording of its interests in its equity method investments in Flash Ventures. These errors related to unadjusted differences between Flash Ventures’ application of Japanese generally accepted accounting principles to certain lease-related transactions compared to the applicable U.S. generally accepted accounting principles. These unadjusted differences resulted in differences in the equity in earnings from these entities recognized by the company in Other income (expense), net and the carrying value of the company’s equity method investments in Flash Ventures in the unaudited condensed consolidated financial statements. The company evaluated the errors and determined the related impacts were not material to its financial statements for the prior periods when they occurred. The company has revised previously reported financial information for such immaterial errors, and the unaudited preliminary condensed consolidated financial statements included in this press release incorporate revisions made to correct these errors for the periods presented. Please refer to the tables outlining revisions to results of operations in the company's earnings presentation, which is accessible online at investor.wdc.com, and to the company's upcoming Quarterly Report on Form 10-Q for the fiscal third quarter ending March 29, 2024, for additional information related to these revisions.

Investor Communications
The investment community conference call to discuss these results and the company’s business outlook for the fiscal fourth quarter of 2024 will be broadcast live online today at 1:30 p.m. Pacific/4:30 p.m. Eastern. The live and archived conference call/webcast and the earnings presentation can be accessed online at investor.wdc.com.

About Western Digital
Western Digital is on a mission to unlock the potential of data by harnessing the possibility to use it. With Flash and HDD franchises, underpinned by advancements in storage technologies, we create breakthrough innovations and powerful data storage solutions that enable the world to actualize its aspirations. Core to our values, we recognize the urgency to combat climate change and have committed to ambitious carbon reduction goals approved by the Science Based Targets initiative. Learn more about Western Digital and the Western Digital®, SanDisk® and WD® brands at www.westerndigital.com.

Western Digital Reports Fiscal Third Quarter 2024 Financial Results

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of federal securities laws, including statements regarding expectations for: the company’s business outlook and financial performance for the fiscal fourth quarter of 2024 and beyond; the company's ability to dampen cyclicality and improve through-cycle profitability; industry and supply conditions and dynamics; and the company's approach to capital spending and ability to capitalize on market opportunities. These forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. The preliminary financial results for the company’s fiscal third quarter ended March 29, 2024 included in this press release represent the most current information available to management. Actual results when disclosed in the company's Form 10-Q may differ from these preliminary results as a result of the completion of the company’s financial closing procedures, final adjustments, completion of the review by the company’s independent registered accounting firm; and other developments that may arise between now and the filing of the company's Form 10-Q. Other key risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements include: volatility in global economic conditions; operational, financial and legal challenges and difficulties inherent in implementing a separation of the company's HDD and Flash businesses; the final approval of the separation by the company's board of directors; inflation; increase in interest rates and economic recession; future responses to and effects of global health crises; the impact of business and market conditions; the outcome and impact of the company's announced separation transaction, including with respect to customer and supplier relationships, regulatory and contractual restrictions, stock price volatility and the diversion of management’s attention from ongoing business operations and opportunities; the impact of competitive products and pricing; the company's development and introduction of products based on new technologies and expansion into new data storage markets; risks associated with cost saving initiatives, restructurings, acquisitions, divestitures, mergers, joint ventures and the company's strategic relationships; difficulties or delays in manufacturing or other supply chain disruptions; hiring and retention of key employees; the company's level of debt and other financial obligations; changes to the company's relationships with key customers; compromise, damage or interruption from cybersecurity incidents or other data system security risks; actions by competitors; the company's ability to achieve its GHG emissions reduction and other ESG goals; the impact of international conflicts; risks associated with compliance with changing legal and regulatory requirements and the outcome of legal proceedings; and other risks and uncertainties listed in the company’s filings with the Securities and Exchange Commission (the “SEC”), including the company’s Annual Report on Form 10-K filed

Western Digital Reports Fiscal Third Quarter 2024 Financial Results

with the SEC on August 22, 2023 and Quarterly Reports on Form 10-Q filed with the SEC on November 7, 2023 and February 12, 2024, to which your attention is directed. You should not place undue reliance on these forward-looking statements, which speak only as of the date hereof, and the company undertakes no obligation to update or revise these forward-looking statements to reflect new information or events, except as required by law.

###
Western Digital, the Western Digital logo, SanDisk and WD are registered trademarks or trademarks of Western Digital Corporation or its affiliates in the US and/or other countries.

WESTERN DIGITAL CORPORATION
PRELIMINARY CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions; unaudited; on a US GAAP basis)

	March 29, 2024	June 30, 2023

ASSETS
Current assets:
Cash and cash equivalents	$1,894	$2,023
Accounts receivable, net	1,800	1,598
Inventories	3,215	3,698
Other current assets	623	567
Total current assets	7,532	7,886
Property, plant and equipment, net	3,253	3,620
Notes receivable and investments in Flash Ventures	1,099	1,410
Goodwill	10,034	10,037
Other intangible assets, net	78	80
Other non-current assets	1,805	1,513
Total assets	$23,801	$24,546
LIABILITIES, CONVERTIBLE PREFERRED STOCK AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,400	$1,293
Accounts payable to related parties	310	292
Accrued expenses	972	1,288
Income taxes payable	476	999
Accrued compensation	445	349
Current portion of long-term debt	450	1,213
Total current liabilities	4,053	5,434
Long-term debt	7,318	5,857
Other liabilities	1,433	1,415
Total liabilities	12,804	12,706
Convertible preferred stock, aggregate liquidation preference of $968 and $924, respectively	876	876
Total shareholders’ equity	10,121	10,964
Total liabilities, convertible preferred stock and shareholders’ equity	$23,801	$24,546

WESTERN DIGITAL CORPORATION
PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share amounts; unaudited; on a US GAAP basis)

	Three Months Ended		Nine Months Ended
	March 29, 2024	March 31, 2023	March 29, 2024	March 31, 2023
Revenue, net	$3,457	$2,803	$9,239	$9,646
Cost of revenue	2,456	2,517	7,647	7,851
Gross profit	1,001	286	1,592	1,795
Operating expenses:
Research and development	494	476	1,369	1,551
Selling, general and administrative	203	242	608	739
Employee termination, asset impairment, and other	8	40	89	140
Business separation costs	23	—	59	—
Total operating expenses	728	758	2,125	2,430
Operating income (loss)	273	(472)	(533)	(635)
Interest and other expense	(95)	(56)	(230)	(181)
Income (loss) before taxes	178	(528)	(763)	(816)
Income tax expense	43	43	74	159
Net income (loss)	135	(571)	(837)	(975)
Less: cumulative dividends allocated to preferred shareholders	15	9	44	9
Less: income attributable to preferred shareholders	7	—	—	—
Net income (loss) attributable to common shareholders	$113	$(580)	$(881)	$(984)

Net income (loss) per common share:
Basic	$0.35	$(1.82)	$(2.72)	$(3.09)
Diluted	$0.34	$(1.82)	$(2.72)	$(3.09)

Weighted average shares outstanding:
Basic	326	319	324	318
Diluted	335	319	324	318

WESTERN DIGITAL CORPORATION
PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions; unaudited; on a US GAAP basis)

	Three Months Ended		Nine Months Ended
	March 29, 2024	March 31, 2023	March 29, 2024	March 31, 2023
Operating Activities
Net income (loss)	$135	$(571)	$(837)	$(975)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operations:
Depreciation and amortization	140	213	430	643
Stock-based compensation	77	74	226	246
Deferred income taxes	(52)	9	(120)	30
Gain on disposal of assets	—	(8)	(87)	(7)
Non-cash asset impairment	4	3	99	18
Gain on repurchase of debt	—	—	(4)	—
Amortization of debt issuance costs and discounts	5	4	14	9
Other non-cash operating activities, net	52	(64)	24	(8)
Changes in:
Accounts receivable, net	(277)	314	(202)	1,213
Inventories	1	(206)	483	(341)
Accounts payable	(88)	79	211	(442)
Accounts payable to related parties	59	(103)	18	(54)
Accrued expenses	(64)	(258)	(310)	(484)
Income taxes payable	(30)	(12)	(524)	144
Accrued compensation	93	(7)	97	(169)
Other assets and liabilities, net	3	152	(178)	(163)
Net cash provided by (used in) operating activities	58	(381)	(660)	(340)
Investing Activities
Purchases of property, plant and equipment, net	(95)	(110)	(176)	(688)
Activity related to Flash Ventures, net	128	(36)	207	46
Strategic investments and other, net	(26)	8	—	22
Net cash provided by (used in) investing activities	7	(138)	31	(620)
Financing Activities
Employee stock plans, net	(16)	(13)	(26)	(20)
Net proceeds from convertible preferred stock	—	882	(5)	882
Purchase of capped calls	—	—	(155)	—
Repurchases of debt	—	—	(505)	—
Proceeds from debt, net of repayments	(629)	—	1,233	—
Debt issuance costs	—	(1)	(36)	(6)
Net cash provided by (used in) financing activities	(645)	868	506	856
Effect of exchange rate changes on cash	(7)	—	(6)	(3)
Net increase (decrease) in cash and cash equivalents	(587)	349	(129)	(107)
Cash and cash equivalents, beginning of period	2,481	1,871	2,023	2,327
Cash and cash equivalents, end of period	$1,894	$2,220	$1,894	$2,220

WESTERN DIGITAL CORPORATION
SUPPLEMENTAL OPERATING SEGMENT RESULTS
(in millions; except percentages; unaudited)

	Three Months Ended		Nine Months Ended
	March 29, 2024	March 31, 2023	March 29, 2024	March 31, 2023

Net revenue:
Flash	$1,705	$1,307	$4,926	$4,686
HDD	1,752	1,496	4,313	4,960
Total net revenue	$3,457	$2,803	$9,239	$9,646
Gross profit:
Flash	$467	$(65)	$437	$597
HDD	545	363	1,157	1,237
Total gross profit for segments	1,012	298	1,594	1,834
Unallocated corporate items:
Stock-based compensation expense	(11)	(12)	(37)	(38)
Amortization of acquired intangible assets	(1)	—	(2)	(1)
Recovery from contamination incident	1	—	37	—
Total unallocated corporate items	(11)	(12)	(2)	(39)
Consolidated gross profit	$1,001	$286	$1,592	$1,795
Gross margin:
Flash	27.4%	(5.0)%	8.9%	12.7%
HDD	31.1%	24.3%	26.8%	24.9%
Total gross margin for segments	29.3%	10.6%	17.3%	19.0%
Consolidated gross margin	29.0%	10.2%	17.2%	18.6%

The Company manages and reports under two reportable segments: flash-based products (“Flash”) and hard disk drives (“HDD”). In the table above, total gross profit for segments and total gross margin for segments are Non-GAAP financial measures, which are also referred to herein as Non-GAAP gross profit and Non-GAAP gross margin, respectively.

WESTERN DIGITAL CORPORATION
PRELIMINARY RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in millions; unaudited)

	Three Months Ended			Nine Months Ended
	March 29, 2024	December 29, 2023	March 31, 2023	March 29, 2024	March 31, 2023
GAAP gross profit	$1,001	$492	$286	$1,592	$1,795
Stock-based compensation expense	11	13	12	37	38
Amortization of acquired intangible assets	1	1	—	2	1
Recovery from contamination incident	(1)	(36)	—	(37)	—
Non-GAAP gross profit	$1,012	$470	$298	$1,594	$1,834

GAAP operating expenses	$728	$702	$758	$2,125	$2,430
Stock-based compensation expense	(66)	(59)	(62)	(189)	(208)
Business separation costs	(23)	(36)	—	(59)	—
Employee termination, asset impairment, and other	(8)	(24)	(40)	(89)	(140)
Strategic review	—	(20)	(15)	(37)	(15)
Amortization of acquired intangible assets	—	—	(39)	—	(116)
Other	1	(2)	—	(3)	(1)
Non-GAAP operating expenses	$632	$561	$602	$1,748	$1,950

GAAP operating income (loss)	$273	$(210)	$(472)	$(533)	$(635)
Gross profit adjustments	11	(22)	12	2	39
Operating expense adjustments	96	141	156	377	480
Non-GAAP operating income (loss)	$380	$(91)	$(304)	$(154)	$(116)

GAAP interest and other expense, net	$(95)	$(49)	$(56)	$(230)	$(181)
Other	3	(64)	(6)	(61)	(7)
Non-GAAP interest and other expense, net	$(92)	$(113)	$(62)	$(291)	$(188)

GAAP income tax expense	$43	$28	$43	$74	$159
Income tax adjustments	8	(3)	17	27	21
Non-GAAP income tax expense	$51	$25	$60	$101	$180

WESTERN DIGITAL CORPORATION
PRELIMINARY RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in millions, except per share amounts; unaudited)

	Three Months Ended			Nine Months Ended
	March 29, 2024	December 29, 2023	March 31, 2023	March 29, 2024	March 31, 2023
GAAP net income (loss)	$135	$(287)	$(571)	$(837)	$(975)
Stock-based compensation expense	77	72	74	226	246
Business separation costs	23	36	—	59	—
Employee termination, asset impairment and other	8	24	40	89	140
Strategic review	—	20	15	37	15
Amortization of acquired intangible assets	1	1	39	2	117
Recovery from contamination incident	(1)	(36)	—	(37)	—
Other	2	(62)	(6)	(58)	(6)
Income tax adjustments	(8)	3	(17)	(27)	(21)
Non-GAAP net income (loss)	237	(229)	(426)	(546)	(484)
Less: amount allocated to preferred shareholders	27	14	9	44	9
Non-GAAP diluted net income (loss) attributable to common shareholders	$210	$(243)	$(435)	$(590)	$(493)

Diluted income (loss) per common share
GAAP	$0.34	$(0.93)	$(1.82)	$(2.72)	$(3.09)
Non-GAAP	$0.63	$(0.75)	$(1.36)	$(1.82)	$(1.55)

Diluted weighted average shares outstanding:
GAAP	335	325	319	324	318
Non-GAAP	335	325	319	324	318

Cash flows
Cash flow provided by (used in) operating activities	$58	$(92)	$(381)	$(660)	$(340)
Purchases of property, plant and equipment, net	(95)	(150)	(110)	(176)	(688)
Activity related to Flash Ventures, net	128	66	(36)	207	46
Free cash flow	$91	$(176)	$(527)	$(629)	$(982)

To supplement the condensed consolidated financial statements presented in accordance with U.S. generally accepted accounting principles (“GAAP”), the table above sets forth Non-GAAP gross profit; Non-GAAP gross margin; Non-GAAP operating expenses; Non-GAAP operating income and loss; Non-GAAP interest and other expense, net; Non-GAAP income tax expense; Non-GAAP net income and loss; Non-GAAP diluted income and loss per common share and free cash flow (“Non-GAAP measures”). These Non-GAAP measures are not in accordance with, or an alternative for, measures prepared in accordance with GAAP and may be different from Non-GAAP measures used by other companies. The company believes the presentation of these Non-GAAP measures, when shown in conjunction with the corresponding GAAP measures, provides useful information to investors for measuring the company’s earnings performance and comparing it against prior periods. Specifically, the company believes these Non-GAAP measures provide useful information to both management and investors as they exclude certain expenses, gains and losses that the company believes are not indicative of its core operating results or because they are consistent with the financial models and estimates published by many analysts who follow the company and its peers. As discussed further below, these Non-GAAP measures exclude, as applicable, stock-based compensation expense, business separation costs, employee termination, asset impairment, and other, expenses related to our strategic review, amortization of acquired intangible assets, recovery from contamination incident, other adjustments, and income tax adjustments, and the company believes these measures along with the related reconciliations to the GAAP measures provide additional detail and comparability for assessing the company’s results. These Non-GAAP measures are some of the primary indicators management uses for assessing the company’s performance and planning and forecasting future periods. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results.

As described above, the company excludes the following items from its Non-GAAP measures:

Stock-based compensation expense. Because of the variety of equity awards used by companies, the varying methodologies for determining stock-based compensation expense, the subjective assumptions involved in those determinations, and the volatility in valuations that can be driven by market conditions outside the company’s control, the company believes excluding stock-based compensation expense enhances the ability of management and investors to understand and assess the underlying performance of its business over time and compare it against the company’s peers, a majority of whom also exclude stock-based compensation expense from their Non-GAAP results.

Business separation cost. The company incurred expenses associated with the separation of its HDD and Flash business units to create two independent, public companies. The Company believes these charges do not reflect the company's operating results and that they are not indicative of the underlying performance of its business.

Employee termination, asset impairment, and other. From time-to-time, in order to realign the company’s operations with anticipated market demand or to achieve cost synergies from the integration of acquisitions, the company may terminate employees and/or restructure its operations. From time-to-time, the company may also incur charges from the impairment of intangible assets and other long-lived assets. In addition, the company may record credits related to gains upon sale of property due to restructuring or reversals of charges recorded in prior periods. In addition, the Company has taken actions to reduce the amount of capital invested in facilities, including the sale-leaseback of facilities. These charges or credits are inconsistent in amount and frequency, and the company believes they are not indicative of the underlying performance of its business.

Strategic review. The company incurred expenses associated with its review of strategic alternatives that resulted in the planned separation of its HDD and Flash business units to create two independent, public companies. The company believes these charges do not reflect the company’s operating results and that they are not indicative of the underlying performance of its business.

Amortization of acquired intangible assets. The company incurs expenses from the amortization of acquired intangible assets over their economic lives. Such charges are significantly impacted by the timing and magnitude of the company’s acquisitions and any related impairment charges.

Recovery from contamination incident. In February 2022, a contamination of certain materials used in the company's manufacturing process occurred and affected production operations at the flash-based memory manufacturing facilities in Yokkaichi and Kitakami, Japan, which are operated through the company's joint business ventures with Kioxia Corporation (collectively, "Flash Ventures"). The contamination resulted in scrapped inventory and rework costs, decontamination and other costs needed to restore the facilities to normal capacity, and under absorption of overhead costs which were expensed as incurred. During the quarters ended December 29, 2023, and March 29, 2024, the company received a partial recovery of these losses from other parties. The contamination charges and the related recovery are inconsistent in amount and frequency, and the company believes they are not part of the ongoing production operation of its business.

Other adjustments. From time-to-time, the company sells or impairs investments or other assets which are not considered necessary to its business operations, or incurs other charges or gains that the company believes are not a part of the ongoing operation of its business. The resulting expense or benefit is inconsistent in amount and frequency.

Income tax adjustments. Income tax adjustments include the difference between income taxes based on a forecasted annual Non-GAAP tax rate and a forecasted annual GAAP tax rate as a result of the timing of certain Non-GAAP pre-tax adjustments. The income tax adjustments also include adjustments for the re-measurement of certain unrecognized tax benefits primarily related to tax positions taken in prior quarters, including interest. These adjustments are excluded because the company believes that they are not indicative of the underlying performance of its ongoing business.

Additionally, free cash flow is defined as cash flows provided by (used in) operating activities less purchases of property, plant and equipment, net, and the activity related to Flash Ventures, net. The company considers free cash flow generated in any period to be a useful indicator of cash that is available for strategic opportunities including, among others, investing in the company’s business, making strategic acquisitions, repaying debt and strengthening the balance sheet.

___________________
Contacts:
Western Digital Corp.

Investor Contact:	Media Contact:
T. Peter Andrew	Media Relations
949.672.9655	408.801.0021
peter.andrew@wdc.com	WD.Mediainquiries@wdc.com
investor@wdc.com